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                                                                   Exhibit 10.37



                                 July 26, 1994


Michael R. Jorgensen
1906 Hockley Drive
Hingham, MA  02043

Dear Mr. Jorgensen:

        The Board of Directors of Ground Round Restaurants, Inc. (the "Corporation") and the Compensation Committee (the "Committee") of the Board have determined that it is in the best interests of the Corporation and its shareholders for the Corporation to agree, as provided herein, to pay you compensation, including termination compensation in the event you should leave the employ of the Corporation under the circumstances described below.

        The Board and the Committee recognize that the continuing possibility of a sale or change of control of the Corporation is unsettling to you and other senior executives of the Corporation. Therefore, these arrangements are being made to help assure a continuing dedication by you to your duties to the Corporation by diminishing the inevitable distraction to you from the personal uncertainties and risks created by a pending sale or change of control of the Corporation. In particular, the Board and the Committee believe it important, should the Corporation receive proposals from third parties with respect to its future, to enable you, without being influenced by the uncertainties of your own situation, to assess and advise the Board whether such proposals would be in the best interests of the Corporation and its shareholders and to take such other action regarding such proposals as the Board might determine to be appropriate, including being available to assist in any transition should there be a sale or change of control of the Corporation. The Board and the Committee also wish to demonstrate to executives of the Corporation that the Corporation is concerned with the welfare of its executives and intends to see that loyal executives are treated fairly.

        1. In view of the foregoing and in further consideration of your continued employment with the Corporation, the Corporation will pay to you as a bonus (hereinafter referred to as the "Bonus") a lump sum amount, determined as provided below, in the event that (a) within one hundred twenty (120) days after a Change of Control of the Corporation has occurred (hereinafter referred to as the "Stay Period") you terminate your employment with the Company and such termination constitutes Good Reason within the meaning of Section 3(d)(ii) or

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Section 3(d)(iii) of this Agreement, (b) during the Stay Period your employment with the Corporation is terminated by the Corporation for any reason other than Cause, or (c) upon expiration of the Stay Period you have not terminated your employment with the Corporation (other than for on a basis which constitutes Good Reason within the meaning of Section 3(d)(ii) or Section 3(d)(iii) of this Agreement). The Bonus shall be equal to one-half of your current annual base salary or, if your base salary is hereafter increased, one-half of your highest annual base salary from time to time in effect, and shall be paid to you within five days after the expiration of the Stay Period (hereinafter referred to as the "Payment Date")

         In further view of the foregoing and in further consideration of your continued employment with the Corporation, the Corporation will pay to you as termination compensation (in addition to any Bonus to which you may be entitled), a lump sum amount, determined as provided below, in the event that
(a) within twenty-four months after a Change of Control of the Corporation has occurred, you terminate your employment with the Corporation for Good Reason within ninety (90) days after the event which constitutes Good Reason or (b) within such twenty-four month period your employment with the Corporation is terminated by the Corporation for any reason other than Cause. The lump sum compensation so payable (hereinafter referred to as the "Severance Payment") shall be an amount equal to the product of two (2) times the sum of (a) the higher of (i) your current annual base salary and (ii), if your base salary is hereafter increased, your highest annual base salary from time to time hereafter in effect plus (b) the higher of (i) your current targeted bonus under the Corporation's incentive bonus plan and (ii), if your targeted bonus is hereafter increased, your highest targeted bonus from time to time hereafter in effect. The Severance Payment shall be paid to you within five days after the date of termination of your employment (hereinafter referred to as the "Termination Date").

         For the purposes of this Section 1, your death or disability which prohibits you from performing your duties to the Corporation for more than 60 consecutive days shall be deemed a termination of your employment with the Corporation.

        2.  In addition:

                (a) Any compensation and other amounts previously deferred by you, together with accrued interest thereon, if any, to which you are entitled, and any accrued vacation pay not yet paid by the Corporation, shall be paid to you on the Payment Date.

                (b) All other amounts accrued or earned by you through the Payment Date and amounts otherwise then owing under the Corporation's plans and policies shall be paid to you on the Payment Date, other than benefits due to you under any qualified plan(s) of the Corporation, which benefits shall be paid in accordance with the terms of such plan(s).


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                (c) The Corporation shall pay all legal fees and expenses
        incurred by you in seeking to obtain or enforce any right or benefit provided by this Agreement, regardless of the outcome thereof.

                (d) The Corporation shall maintain in full force and effect, for the continued benefit of you and/or your family for two years after the Termination Date, all employee welfare benefit plans and any other employee benefit programs or arrangements (including, without limitation, medical and dental insurance plans, disability and life insurance plans and car allowance programs) in which you were entitled to participate immediately prior to the Change of Control, provided that your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, the Corporation shall arrange to provide you with benefits substantially similar to those which you are entitled to receive under such plans and programs. At the end of the period of coverage, you shall have the option to have assigned to you at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Corporation and relating specifically to you.

                (e) All outstanding stock options which you hold shall vest immediately upon a Change of Control.

        3.  For purposes of this Agreement:

                (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (b) A "Change of Control" shall be deemed to have taken place if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than HM Holdings, Inc. ("HMH") is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (ii) HMH or any of its "affiliates" or "associates" (as such terms are used in Rule 12b-2 promulgated under the Exchange Act), either singly or collectively, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, (iii) the stockholders of the Corporation shall have approved (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power

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        entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (B) a liquidation or dissolution of the Corporation, or (C) a sale of all or substantially all of the assets of the Corporation, or
        (iv) as the result of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or of any parent of or successor to the Corporation immediately after the Transaction occurs.

                (c) "Cause" means (i) an act or acts of personal dishonesty on your part intended to result in substantial personal enrichment at the expense of the Corporation, or (ii) your conviction for a felony.

                (d) "Good Reason" means:

                    (i) The assignment to you of any duties inconsistent in any respect with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the date of the Change of Control, or any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice from you;

                    (ii) Any reduction of your base salary or the failure by the
            Corporation to provide you with an incentive compensation program, welfare benefits, retirement benefits and other benefits which in the aggregate are no less favorable than the benefits to which you were entitled prior to the Change of Control;

                   (iii) The Corporation's requiring you to be based at any
            office or location more than fifty miles from the location at which you are employed on the date of the Change of Control, except for travel reasonably required in the performance of your responsibilities, or the Corporation's requiring you to move your principal residence more than fifty miles from the location of your principal residence on the date of the Change
            of Control;         or



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                (iv) Any action taken or suffered by the Corporation as of or following the Change of Control (such as, without limitation, transfer or encumbrance of assets or incurring of indebtedness) which materially impairs the ability of the Corporation to make any payments due or which may become due to you under this Agreement.

         For purposes of this Agreement, any good faith determination of "Good Reason" made by you shall be conclusive.

       4.(a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to you or for your benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Corporation for Federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to you or for your benefit pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Corporation because of Section 280G of the Code.
For purposes of this Section 4, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

           (b) All determinations required to be made under this Section 4 shall be made by Ernst & Young (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and you within 15 business days of the date your employment with the Corporation terminates, or such earlier time as is requested by the Corporation, and an opinion to you that you have substantial authority not to report any Excise Tax on your federal income tax return with respect to the Agreement Payments. Any such determination by the Accounting Firm shall be binding upon the Corporation and you. You shall determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 4, provided that, if you do not make such determination within ten business days of the receipt of the calculations made by the Accounting Firm, the Corporation shall elect which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 4 and shall notify you promptly of such election. Within five business days thereafter, the Corporation shall pay to or distribute to you or for your benefit such amounts as are then due to you under this Agreement. For purposes of this Section 4, "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax.



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           (c) As a result of the uncertainty in the application of Section
280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will have been made by the Corporation which should not have been made ("Overpayment") or that additional Agreement Payments which will not have been made by the Corporation could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against you which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Corporation to you or for your benefit shall be treated for all purposes as a loan ab initio to you which you shall repay to the Corporation together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by you to the Corporation if and to the extent such deemed loan and payment would not either reduce the amount on which you are subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Corporation to you or for your benefit together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

       5 . You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer after the Termination Date, or otherwise. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which it may have against you or others.

       6 . Anything in this Agreement to the contrary notwithstanding, if your employment with the Corporation is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated by you that such termination (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (b) otherwise arose in connection with or in anticipation of a Change of Control, then for all purposes of this Agreement, a Change of Control shall be deemed to have occurred the date immediately prior to the date of such termination.


       7 . This Agreement shall be binding upon and inure to the benefit of you, your estate and the Corporation and any successor or assign of the Corporation, but


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neither this Agreement nor any rights arising hereunder may be  assigned or pledged by you.

       8. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (all notices to the Corporation to be directed to the attention of the President of the Corporation with a copy to the Secretary of the Corporation) or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. The failure by you to set forth in any notice of termination of employment any fact or circumstances which contributes to a showing of Good Reason shall not waive any of your rights hereunder or preclude you from asserting such fact or circumstance in enforcing your rights hereunder.

       9. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and such officer as may be specifically designed by the Board of Directors of the Corporation (which shall in any event include the Corporation's President). No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

       10. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

       11. Nothing in this Agreement shall prevent or limit your continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation and for which you may qualify. Amounts which are vested benefits or which you are otherwise entitled to receive under any plan or program



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of the Corporation at or subsequent to any Change of Control shall be payable in accordance with such plan or program.

       12. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

       13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         If you are in agreement with the foregoing, please so indicate by signing and returning to the Corporation the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement under seal between you and the Corporation.

                                                  Very truly yours,

                                                  GROUND ROUND RESTAURANTS, INC.


                                                  By /s/ Michael P. O'Donnell
                                                  ---------------------------
                                                  Michael P. O'Donnell

Agreed:

/s/ Michael R. Jorgensen
- - ------------------------
Michael R. Jorgensen








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